UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2006 (June 15, 2006)

TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31679	84-1482290
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)

(303) 565-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2006, Teton Energy Corporation (“we,” “our,” “us,” or the “Company”) entered into a $50 million revolving credit facility (the “Credit Facility”) with BNP Paribas as administrative agent, sole lead arranger, and sole bookrunner. The Credit Facility matures on June 15, 2010.

The Credit Facility provides for as much as $50 million in borrowing capacity, depending upon a number of factors, such as the projected value of our proven oil and gas assets.  The borrowing base for the Credit Facility at any time will be the loan value assigned to the proved reserves attributable to our and/or our subsidiaries’ direct or indirect oil and gas interests. The Credit Facility has an initial borrowing base of $3.0 million. The borrowing base will be redetermined on a semi-annual basis, based upon an engineering report delivered by us from an approved petroleum engineer. The Credit Facility is available for working capital requirements, capital expenditures, acquisitions, general corporate purposes and to support letters of credit.

Under the Credit Facility, each loan bears interest at a Eurodollar rate or a base rate, as requested by us, plus an additional margin based on the amount of our total outstanding borrowings relative to the total borrowing base. The Eurodollar rate is based on the London Interbank Offered Rate. The base rate is the higher of the Prime Rate or the Federal Funds Rate plus one-half of one percent. In addition, under the terms of the Credit Facility, we are required to pay a commitment fee based on the average daily amount of the unused amount of the commitment of each lender. This fee accrues at a rate of 0.050% per annum and is paid quarterly in arrears on the last day of March, June, September, and December of each year and on the date on which the Credit Facility is terminated. Loans made under the Credit Facility are secured by a first mortgage against the Company’s properties, a pledge of the equity of our subsidiaries and a guaranty by those same subsidiaries.

The Credit Facility contains customary affirmative and negative covenants such as minimum/maximum ratios for liquidity and leverage. Under the terms of the Credit Facility, certain covenants are not immediately effective and are phased in beginning at the end of the first quarter of 2007 and are then gradually phased-in over the first three quarters of 2007.

The foregoing summary of the terms of the Credit Facility and the security interests and liens granted in connection therewith is qualified in its entirety by reference to the Credit Facility and the Guarantee and Pledge Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively.

SECTION 2 — FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement Dated As Of June 15, 2006 Among Teton Energy Corporation, As Borrower, BNP Paribas, As Administrative Agent, And The Lenders Party Hereto.
10.2	Guaranty And Pledge Agreement dated as of June 15, 2006 made by Teton Energy Corporation and each of the Other Obligors in favor of BNP Paribas, as Administrative Agent.
99.1	Press Release of Teton Energy Corporation dated June 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: June 20, 2006	TETON ENERGY CORPORATION

	By:	/s/ Bill I. Pennington
Bill I. Pennington
Executive Vice President, Chief
Financial Officer, and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Credit Agreement Dated As Of June 15, 2006 Among Teton Energy Corporation, As Borrower, BNP Paribas, As Administrative Agent, And The Lenders Party Hereto.
10.2	Guaranty And Pledge Agreement dated as of June 15, 2006 made by Teton Energy Corporation and each of the Other Obligors in favor of BNP Paribas, as Administrative Agent.
99.1	Press Release of Teton Energy Corporation dated June 20, 2006.